Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:     Clarissa Willet (investors)
+1 336-436-5076
Investor@labcorp.com

Pattie Kushner (media)
+1 336-436-8263
Media@labcorp.com

LABCORP EARNS 100 PERCENT ON HUMAN RIGHTS CAMPAIGN FOUNDATION’S
17TH ANNUAL SCORECARD ON LGBTQ WORKPLACE EQUALITY
Receives Designation as a Best Place to Work for LGBTQ Equality
for Second Year in a Row

Burlington, NC, March 28, 2019 - LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, today announced that it received a perfect score of 100 on the 2019 Corporate Equality Index (CEI), the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality, administered by the Human Rights Campaign (HRC) Foundation.

“It is an honor to receive this recognition for a second consecutive year because of the commitment of our nearly 61,000 colleagues worldwide to creating a positive work environment and culture,” said David P. King, chairman and CEO of LabCorp. “As we celebrate our 50th anniversary this year, I am proud not only of what we have achieved in the last five decades, but also how we achieve success - by fostering a culture that treats every person with dignity and respect. That mindset is critical to achieving our mission of improving health and improving lives.”

The 2019 CEI evaluates LGBTQ-related policies and practices including non-discrimination workplace protections, domestic partner benefits, transgender-inclusive health care benefits, competency programs, and public engagement with the LGBTQ community. LabCorp’s efforts in satisfying all of the CEI’s criteria results in a 100 percent ranking and the designation as a Best Place to Work for LGBTQ Equality.

For more information on the 2019 Corporate Equality Index, or to download a free copy of the report, visit www.hrc.org/cei.

About the Human Rights Campaign Foundation
The Human Rights Campaign Foundation is the educational arm of America's largest civil rights organization working to achieve equality for lesbian, gay, bisexual, transgender and queer people. HRC envisions a world where LGBTQ people are embraced as full members of society at home, at work and in every community.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenues of more than $11 billion in 2018. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

Forward-Looking Statements
This press release includes forward-looking statements including but not limited to statements with respect to recognition. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failure in information technology, systems or data security, adverse weather conditions, employee relations, and the effect of exchange rate fluctuations. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s Form 10-K for the year ended Dec. 31, 2018, and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended Dec. 31, 2018, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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